Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

October 29, 2010 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information. Please note that all the information disclosed in this press release primarily refers to the period September 1, 2010 through September 30, 2010 except as otherwise expressly noted.

Provisional financial information as of September 30, 2010 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended September 30, 2010.

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended September 30, 2010:

Estimated financial data of the Company for the month ended September 30, 2010

The estimated and unaudited financial data of the Company as of September 30, 2010 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

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	August 31, 2010	September 30, 2010

Net revenue	$—	$—
Operating income (expense)	$(3,008)	$(4,708)
Profit /(Loss) from operations	$(3,008)	$(4,708)
Other income (expenses), net	$(294)	$730
Preferred Stock:
-Deemed Dividend	$—	$(3,086)
EBITDA	$(3,302)	$(7,064)
Depreciation and amortization	$(147)	$(148)
Amortization of debt discount and issuance costs	$(11)	$(144)
Interest expense	$(118)	$(149)

Net profit /(loss) attributable to common shareholders	$(3,578)	$(7,505)

Estimated Research and Development expenses were $1.7 million and $1.6 million for the months of August 2010 and September 2010, respectively.

Net financial indebtedness

The following table reports the estimated and unaudited net financial indebtedness of the Company as of August 31, 2010 and September 30, 2010, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	August 31, 2010	September 30, 2010
Cash and cash equivalents	$20,796	$17,268
Long term obligations, current portion	$(803)	$(812)
Convertible senior notes	$(10,158)	$(10,187)
Net Financial Standing, current portion	$9,835	$6,269

Long term obligations, less current portion	$(1,107)	$(1,010)
Convertible senior notes	$(11,880)	$(11,985)
Net Financial Standing, less current portion	$(12,987)	$(12,995)
Net Financial Standing	$(3,152)	$(6,726)

The total estimated and unaudited net financial position of the Company as of September 30, 2010 was approximately negative $6,726 (in thousands of U.S. dollars).

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The Company’s 7.5% Convertible Senior Notes with a maturity date of April 30, 2011 come due within the next twelve months.

Outstanding notes and preferred shares

The following table discloses information about the Company’s outstanding convertible senior notes as of September 30, 2010, compared with the same information as of August 31, 2010:

Convertible Notes–September 30, 2010

	Maturity/ Redemption Date	Principal/ Aggregated Stated Value Outstanding as of August 31, 2010	Number of Common Stock Reserve as of August 31, 2010	Principal/ Aggregated Stated Value Outstanding as of September 30, 2010	Number of Common Stock Reserve as of September 30, 2010
Description
7.5% Convertible Senior Notes	30-Apr-11	$10,250,000	122,620	$10,250,000	122,620
5.75% Convertible Senior Notes	15-Dec-11	$10,913,000	363,766	$10,913,000	363,766

Totals		$21,163,000	486,386	$21,163,000	486,386

The Company had no outstanding preferred shares as of August 31, 2010 and September 30, 2010.

Debt Restructuring Program

In September 2010, the Company neither issued any new debt instruments nor bought any debt instruments already issued by the Company. The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Regulatory Matters and Products in Development

Pixantrone

The Company announced on August 16, 2010, that it has received notice that the European Medicines Agency (“EMA”) validated the Company’s Pediatric Investigation Plan (“PIP”), which was submitted as part of the process for the Company’s submission for a Marketing Authorization Application (“MAA”) for pixantrone in the E.U. for the treatment of relapsed or refractory non-Hodgkin’s lymphoma (“NHL”). On October 19, 2010, the Company announced that the

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Pediatric Committee of the EMA adopted an opinion agreeing to the PIP for the treatment of lymphoid malignancies and solid tumors in children between ages of six months and 18 years.

Corporate Transactions and Assignment of Assets

With respect to the period from September 1, 2010 through September 30, 2010, the Company has no additional information to disclose to the market.

Exchange Listing Matters

With respect to the period from September 1, 2010 through September 30, 2010, the Company has no additional information to disclose to the market.

Update on Outstanding Shares

The number of shares of the Company’s common stock, no par value per share (the “Common Stock”), issued and outstanding as of August 31, 2010 and September 30, 2010 was 758,342,731 and 758,453,915, respectively.

During the month of September 2010, the following transactions contributed to the change in the number of shares of the Company’s outstanding Common Stock:

•	the issuance of 120,000 shares of Common Stock relating to restricted stock awards under the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Incentive Plan”); and

•	the cancellation of 8,816 shares of Common Stock under the Company’s 2007 Equity Incentive Plan.

On September 16, 2010, at the Company’s Annual Meeting of Shareholders, the Company’s shareholders approved, among other items, (i) an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 810,000,000 to 1,210,000,000 and to increase the total number of authorized shares of Common Stock from 800,000,000 to 1,200,000,000 and (ii) an amendment to the 2007 Equity Incentive Plan to increase the number of shares available for issuance under the 2007 Equity Incentive Plan by 40,000,000 shares.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the Mercato Telematico Azionario (MTA) nor of the modalities by means of which shares of Common Stock were or will be resold.

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Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release, the Company had approximately $17.3 million in cash and cash equivalents as of September 30, 2010. The amount does not include $21.0 million in gross proceeds from the sale of the Company’s Series 7 Preferred Stock and warrants to purchase shares of Common Stock that closed on October 22, 2010. Prior to the closing date, the investors elected to convert all of their shares of Series 7 Preferred Stock and to receive the 56,756,756 shares of the Common Stock issuable upon such conversion at the closing. In connection with the offering, the investors received warrants to purchase up to 22,702,704 shares of Common Stock. The warrants have an exercise price of $0.45 per warrant share, for total potential additional proceeds to the Company of approximately $10.2 million upon exercise of the warrants. The warrants are exercisable six months and one day after the date of issuance and terminate five years and one day after the date of issuance.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL and/or other tumors as determined by the United States Food and Drug Administration (the “FDA”) and/or the EMEA, that the FDA may not accept the Company’s special protocol assessment and/or the proposed design for the protocol of the Company’s clinical trial and/or may request additional clinical trials, that the Company may not file the MAA and/or the MAA may not be approved by the EMEA, that some or all of the warrants issued in connection with the offering of the Company’s Series 7 Preferred Stock may not be exercised, the Company’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling pixantrone. Further risks and uncertainties that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant, the Company’s operating expenses continue to exceed its net revenues, that the Company may not be able to further reduce its operating expenses, that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation, and that the information presented herein with respect to the Company’s convertible notes may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q, as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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www.CellTherapeutics.com

Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Lindsey Jesch

T : 206.272.4347

F : 206.272.4434

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com